Exhibit 99.1
For Immediate Release
VNUS Medical Technologies Reports Preliminary First-Quarter 2006 Results:
$13.4 Million Net Revenues with an Estimated Net Loss of $350,000 to $450,000;
Reschedules Release of 1Q06 Results for May 3, 2006
19% Revenue Growth Year-over-Year
SAN JOSE, Calif.—April 24, 2006 —VNUS® Medical Technologies, Inc. (Nasdaq:VNUS), a leading provider of medical devices for the minimally invasive treatment of peripheral vascular disease, today announced preliminary financial results for the first quarter ended March 31, 2006. It has also rescheduled the date of its release of full financial results and its conference call with investors for May 3, 2006. The company rescheduled the date of its release to allow additional time to complete its implementation of SFAS 123(R).
Net revenues for the first quarter were $13.4 million, which exceeded the company’s guidance for the quarter of $12.5 million to $12.9 million. The $13.4 million of revenues for the first quarter of 2006 represented an increase of 19% from $11.2 million for the corresponding quarter of 2005 and a decrease of 1% from $13.5 million for the fourth quarter of 2005. First-quarter net loss is estimated to range from $350,000 to $450,000, including estimated expenses associated with SFAS 123(R) ranging from $325,000 to $375,000. This compares with the company’s previous guidance of a first-quarter net loss in the range of $600,000 to $1.0 million, including estimated expenses associated with SFAS 123(R) of $150,000. The estimated first-quarter net loss of $350,000 to $450,000 compares to net income of $1.5 million for the corresponding quarter of 2005 and net income of $776,000 for the fourth quarter of 2005. Loss per share for the first quarter will be reported when VNUS releases its full results on May 3, 2006.
VNUS’ balance sheet at March 31, 2006, included cash, cash equivalents and short-term investments of $70.8 million. Cash provided from operating activities in the quarter was approximately $57,000.
VNUS cautions that its anticipated first-quarter net loss is preliminary, based on the best information currently available, and subject to the closing of its financial records and customary quarterly accounting procedures.

About VNUS Medical Technologies, Inc.
VNUS is a leading provider of medical devices for the minimally invasive treatment of peripheral vascular disease, including venous reflux, a progressive condition caused by incompetent vein valves in the leg. VNUS sells the Closure® system, which consists of a proprietary radiofrequency (RF) generator and proprietary disposable endovenous catheters and devices to treat diseased veins through the application of temperature-controlled RF energy. For more information, please visit the corporate website at www.vnus.com.
Forward-Looking Statements
In addition to statements of historical facts or statements of current conditions, VNUS has made forward-looking statements in this press release. Words such as “expects,” “anticipates” and “estimates,” or variations of such words and similar expressions, are intended to identify such forward-looking statements in this press release. Actual results may differ materially from current expectations based on the completion of the implementation of SFAS 123(R) and the review of the final results by the company’s registered independent public accounting firm. The reader is cautioned not to unduly rely on these forward-looking statements. VNUS expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.
Additional information concerning these and other risk factors can be found in press releases issued by VNUS and VNUS’ periodic public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K filed with the SEC on March 14, 2006. Copies of VNUS’ press releases and additional information about VNUS are available on the corporate website at www.vnus.com.
Contact:
Tim Marcotte
Vice President, Finance and Administration
Chief Financial Officer
(408) 473-1199
ir@vnus.com